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                                                                     EXHIBIT 2.2

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         The First Amendment (this "Amendment") dated as of March 25, 1999 to the Agreement and Plan of Merger (the "Merger Agreement") dated as of September 2, 1998 by and among Horseshoe Gaming, L.L.C., a Delaware limited liability company ("Parent"), Horseshoe Gaming (Midwest), Inc., a Delaware corporation ("Horseshoe"), Empress Acquisition Illinois, Inc., a Delaware corporation ("Empress Illinois), Empress Acquisition Indiana, Inc., a Delaware corporation ("Empress Indiana"), Empress Entertainment, Inc., a Delaware corporation ("Empress"), Empress Casino Joliet Corporation, an Illinois corporation ("Empress Joliet"), and Empress Casino Hammond Corporation, an Indiana corporation ("Empress Hammond"), is entered into by and among Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet and Empress Hammond.

                                    RECITALS

         A. Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet and Empress Hammond have heretofore entered into the Merger Agreement, which provides, among other things, for (i) the merger of Empress Illinois with and into Empress Joliet; and (ii) the merger of Empress Indiana with and into Empress Hammond. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

         B. Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet and Empress Hammond wish to enter into this Amendment to amend certain provisions of the Merger Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Status of Merger Agreement. Except as specifically set forth herein, the Merger Agreement and each of the exhibits thereto shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Merger Agreement, except as specifically set forth herein.

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         2. Amendments to the Merger Agreement.

         (a) Section 1.05 of the Merger Agreement. The first sentence of Section
1.05 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "Subject to the terms and conditions set forth in this Agreement, the aggregate consideration to be received by Empress upon the consummation of the Merger shall be an aggregate amount equal to: (a) Six Hundred Nine Million Dollars ($609,000,000), plus or minus (as the case may be) (b) Net Working Capital (or the deficit in Net Working Capital), minus (c) Existing Debt plus
(d) the aggregate amount of the Hammond Payments plus (e) the aggregate amount of cash expended on or after June 30, 1999 and prior to the Closing by the Subsidiaries for the purchase of assets or property (except with respect to the Hammond Payments and those expenditures described on Schedule 2.06(b)) that, in accordance with GAAP, is capitalized on such Subsidiaries' balance sheet at any time on or after June 30, 1999 and is made in accordance with Section 4.12 (the "Merger Consideration")."

         (b) Section 1.09 of the Merger Agreement. Section 1.09 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "Section 1.09. Deposit. The Buyers are depositing $10,000,000 (plus any interest earned thereon, the "Deposit"), with the Escrow Agent (the "Deposit Escrow") pursuant to an escrow agreement to be substantially in the form of Exhibit A, as amended from time to time by the parties hereto (the "Deposit Escrow Agreement," and together with the Adjustment Escrow Agreement, the General Escrow Agreement, the Supplemental Escrow Agreements, and the Bonus Escrow Agreement, the "Escrow Agreements"). The Deposit, without any right of set-off, shall be paid to Empress in the event of termination of this Agreement pursuant to Sections 10.01(a), (b), (d), (h) or (i) and the Deposit shall be returned to the Buyers upon termination of this Agreement pursuant to Sections 10.01(c), (e), or (f). In the event of a termination of this Agreement pursuant to Section 10.01(g), the Buyers and the Sellers shall mutually determine how the Deposit will be disbursed. In the event of a Closing, the Deposit shall be credited against the Merger Consideration and distributed to Empress in accordance with Section 1.05. If the Deposit is paid to Empress as a result of a termination of this Agreement pursuant to Sections 10.01(a), (b), (d), (h) or
(i), the Deposit and any payments made pursuant to the last sentence of this
Section 1.09 shall be paid as liquidated damages (and not as a penalty) in recognition of the difficultly to ascertain damages. The receipt of the Deposit and any payments made pursuant to the last sentence of this Section 1.09 shall be in lieu of all other rights and remedies available to any of the Sellers and any of their respective Affiliates, stockholders, representatives and agents, as a result of a breach of this Agreement by any of the Buyers. Upon a termination of this Agreement for any reason whatsoever, in addition to the payment of the Deposit, if applicable, the Buyers agree to pay Sellers one-half of the amount of the Commercial Payments, not to exceed $3,000,000, such payment to be made within 10 days after the Sellers have provided to the Buyers reasonable documentation of the amount and payment of the Commercial Payments."

         (c) Section 4.04(xii) of the Merger Agreement. Section 4.04(xii) of the Merger Agreement is hereby amended by adding the following at the end of such section:

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         "; provided that Sellers, in consultation with Buyers, may make one or more lump sum cash payments to satisfy all or any portion of the $10,000,000 commercial facilities commitment made by Sellers under the license of suitability development agreement (the "Commercial Payments") of the Hammond Commitments, which payments, if any, shall be deemed to be included in the Hammond Payments."

         (d) Section 4.12 of the Merger Agreement. Section 4.12 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "Section 4.12. Capital Expenditures. Empress shall and shall cause each of the Subsidiaries to complete all capital expenditure projects contemplated in the Budget on Schedule 2.06(b) and to the extent such projects have not been completed as of the Closing Date, the costs to complete such projects shall be deemed a Current Liability for purposes of the Closing Statement. Notwithstanding any other provision of this Agreement, Empress or the Subsidiaries may spend more on capital expenditures than the amounts provided for in Schedule 2.06(b), provided that with respect to all such expenditures over $25,000 Empress or the Subsidiaries, as applicable, shall consult with the Buyers regarding the details related to such expenditures, prior to making such expenditures."

         (e) Section 6.03 of the Merger Agreement. Section 6.03 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "Section 6.03. Hammond Payments. Schedule 2.27 sets forth all of the remaining commitments of Sellers to the City of Hammond, Indiana or other governmental or quasi-governmental agencies thereof (collectively, the "Hammond Commitments"). All amounts paid by Empress or any Subsidiary from the date of this Agreement to the Closing in fulfillment of any portion of the Hammond Commitments or to relieve Sellers of any of their remaining obligations relating to the Hammond Commitments (collectively, the "Hammond Payments") and, to the extent necessary, approved by the Buyers in accordance with Section 4.04 (xii), shall be included in the Merger Consideration as provided in Section 1.05(d)."

         (f) Sections 8.08 and 10.01(e) of the Merger Agreement. Sections 8.08 and 10.01(e) of the Merger Agreement are hereby amended by deleting the phrase "(other than changes directly relating to the Buyers' ability to obtain the necessary Illinois and Indiana gaming licenses)" from such sections.

         (g) Section 10.01 of the Merger Agreement. The first sentence of
Section 10.01 of the Merger Agreement is hereby amended by deleting the phrase "subparagraphs (g) or (h)" and replacing it with the phrase "subparagraphs (g),
(h) or (i)".

         (h) Section 10.01(h) of the Merger Agreement. Section 10.01(h) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(h) By either the Buyers or the Sellers, if the Closing has not occurred on or prior to September 30, 1999; provided, however that the right to terminate this Agreement under this Section 10.01(h) will not be available to any party whose failure to timely fulfill any obligation

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under this Agreement has been the cause of, or resulted in, the failure of the
Closing to occur on or before such date."

         (i) Section 10.01 of the Merger Agreement. Section 10.01 of the Merger Agreement is hereby amended by adding the following provision immediately after subparagraph (h) of Section 10.01:

         "(i) By Sellers if (i) the Buyers or their Affiliates who have become parties to and agreed to be bound by this Agreement as a Buyer have not completed an offering of securities pursuant to Rule 144A under the Securities Act of 1933, as amended, by May 31, 1999; (ii) the Buyers or their Affiliates who have become parties to and agreed to be bound by this Agreement as a Buyer fail to maintain a substantial portion of the funds raised pursuant to the offering described in Section 10.01 (i)(i) in escrow to be used to complete the transactions contemplated by this Agreement (as evidenced by monthly balance sheets of Buyers provided to Sellers within thirty (30) days after the end of each calendar month prior to Closing, with a certification by the Chief Financial Officer of Buyers that the escrowed amount is true and correct); (iii) prior to May 31, 1999, the Buyers or their Affiliates who have become parties to and agreed to be bound by this Agreement as a Buyer have not entered into a customary Commitment Letter with one or more financial institutions (in a form reasonably acceptable to Sellers) to obtain the funds necessary to consummate the transactions contemplated by this Agreement and such Commitment Letter is not maintained at all times after the execution thereof until the senior credit facility described in item (iv) below becomes effective; (iv) prior to June 30, 1999 the Buyers or their Affiliates who have become parties to and agreed to be bound by this Agreement as a Buyer have not entered into a new senior credit facility to make available funds adequate to consummate the transactions contemplated by this Agreement, or such new senior credit facility is not maintained in place at all times after execution thereof and prior to the Closing or Buyers fail to maintain sufficient availability under the new senior credit facility to consummate the transactions contemplated by this Agreement at any time prior to the Closing; (v) neither the Buyers nor any of their respective Affiliates have consummated (subject only to payment terms) transactions with August Robin, Cassandra Piper and Wendell Piper, or any of their respective Affiliates to purchase or redeem any such parties' equity interests in Buyers or any of their respective Affiliates by May 31, 1999; or
(vi) the Indiana Gaming Commission has not approved the transfer of ownership of Empress Hammond to the Buyers pursuant to the Indiana Merger on or before August 31, 1999."

         (j) Section 10.02(e) of the Merger Agreement. Section 10.02(e) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(e) Whether or not any breach or default by the Buyers with respect to the provisions of this Agreement is willful or otherwise, the sole and exclusive remedy of the Sellers against the Buyers shall be to recover the Deposit and one-half of the Commercial Payments, not to exceed $3,000,000, as liquidated damages and in no event shall the Buyers or any of their respective directors, officers, members, managers, representatives, agents or Affiliates be liable to any of the Sellers, or any of their respective directors, officers, stockholders, representatives, agents or Affiliates, in any respect for any amount except for the Deposit, and one-half of the Commercial Payments, not to exceed $3,000,000, which shall be disbursed in accordance with Section 1.09.

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         (k) The following definition shall be added to Article XVI of the
Merger Agreement:

         "Commercial Payments" has the meaning set forth in Section 4.04(xii) hereof."

         3. Acknowledgment of Reorganization. Each of Empress, Empress Joliet and Empress Hammond acknowledges, agrees and consents that in connection with the securities offering to be made by the Buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, (i) Horseshoe Gaming Holding Corp. ("HGHC") will be organized as a Delaware corporation to effect the offering; (ii) HGHC shall replace Horseshoe as a party to the Merger Agreement; (iii) substantially all of the membership interests in Horseshoe Gaming, L.L.C. will be contributed to HGHC in exchange for capital stock of HGHC; and (iv) two to-be-formed, wholly-owned subsidiaries of HGHC will replace Empress Illinois and Empress Indiana as (x) parties to the Merger Agreement and (y) the entities to be merged with and into Empress Joliet and Empress Hammond, respectively. In accordance with the last sentence of Section 1.01 of the Merger Agreement, the Sellers consent to the foregoing actions and agree to execute appropriate amendments to the Merger Agreement to reflect such actions.

         4. No Waiver. Each of the Buyers acknowledges and agrees that it shall be obligated to timely perform its obligations contained in the Merger Agreement after the date hereof irrespective of the fact that Sellers have waived Buyers' timely performance of certain obligations of the Buyers contained in the Merger Agreement prior to the date hereof.

         5. Representations and Warranties of Entities. Each of Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet and Empress Hammond represents and warrants that its execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such entity in accordance with its terms.

         6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         7. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Delaware, without regard to conflict of law principles.

         IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                                      HORSESHOE GAMING, L.L.C.



                                      By:
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                                      Title:
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                                      HORSESHOE GAMING (MIDWEST), INC.



                                      By:
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                                      Title:
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                                      EMPRESS ACQUISITION ILLINOIS, INC.



                                      By:
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                                      Title:
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                                      EMPRESS ACQUISITION INDIANA, INC.



                                      By:
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                                      Title:
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                                      EMPRESS ENTERTAINMENT, INC.



                                      By:
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                                      Title:
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                                      EMPRESS CASINO JOLIET CORPORATION



                                      By:
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                                      Title:
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                                      EMPRESS CASINO HAMMOND CORPORATION



                                      By:
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                                      Title:
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